As filed with the Securities and Exchange Commission on October 17, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tradeweb Markets Inc.
(Exact name of registrant as specified in its charter)

Delaware	6200	83-2456358
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1177 Avenue of the Americas
New York, New York 10036
(646) 430-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lee Olesky
Chief Executive Officer
1177 Avenue of the Americas
New York, New York 10036
(646) 430-6000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Steven G. Scheinfeld, Esq. Andrew B. Barkan, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Michael Kaplan, Esq. Shane Tintle, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-234209
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.00001 per share	2,861,059	$42.00	$120,164,478	$15,597.35
(1)
This amount is in addition to the 17,020,000 shares of Class A common stock registered under the registration statement originally declared effective on October 17, 2019 (File No. 333-234209), and includes shares of Class A common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares of Class A common stock.

(2)
This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement is being filed by Tradeweb Markets Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of the Company’s Class A common stock, par value $0.00001 per share. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-234209), as amended (including the exhibits thereto), declared effective on October 17, 2019 by the U.S. Securities and Exchange Commission (the “Commission”).

INDEX TO EXHIBITS
Exhibit No.	Exhibit Description
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of PricewaterhouseCoopers LLP.
23.4*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page to the Registration Statement on Form S-1 filed on October 15, 2019 (File No. 333-234209) and incorporated herein by reference).

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of October, 2019.
Tradeweb Markets Inc.
By:
/s/ Lee Olesky

Lee Olesky
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Lee Olesky Lee Olesky	Chief Executive Officer (Principal Executive Officer) and Director	October 17, 2019
/s/ Robert Warshaw Robert Warshaw	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 17, 2019
* Martin Brand	Director	October 17, 2019
* John G. Finley	Director	October 17, 2019
* Scott C. Ganeles	Director	October 17, 2019
* William Hult	Director	October 17, 2019
* Paula B. Madoff	Director	October 17, 2019
* Thomas Pluta	Director	October 17, 2019
* Debra Walton	Director	October 17, 2019
* Brian West	Director	October 17, 2019
* /s/ Lee Olesky Attorney-in-Fact